EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 24, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Home Inns & Hotels Management Inc.’s Annual Report on Form 20-F for the year ended December 31, 2011. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, People’s Republic of China May 3, 2012